UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)

March 18, 2013

Tandy Brands Accessories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211
(Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone number,
including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 18, 2013, the Board of Directors of Tandy Brands Accessories, Inc. (the "Company") approved a broad restructuring plan (the "Restructuring") pursuant to which the Company will reduce the complexity of its business through paring down the customer base it serves, focusing on the most profitable belts, small leather goods and gifts products, streamlining its operations and further reducing operating expenses. The Company believes the Restructuring will improve profitability in future periods by simplifying operating processes, significantly reducing SG&A (selling, general and administrative) expenses and focusing product development and selling efforts on the Company's most profitable customers and product offerings. The Company expects the Restructuring to reduce future operating expenses by approximately $6.0 million to $7.0 million on an annualized basis, beginning in fiscal 2014. A copy of the press release announcing the Restructuring is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The primary components of the Restructuring include: (1)exiting under-performing product offerings which do not support the major customer base and do not represent strategic components of the Company's branded portfolio, (2) reducing corporate employee headcount by 32%, (3) recognizing charges for certain identifiable intangible assets impaired as a result of management's decision to immediately cease production and development of products under certain proprietary trade names and trade brands, and (4) accelerating the recognition of future expenses under certain contractual obligations. In connection with the foregoing, the Company currently expects to incur pre-tax charges of approximately $10.6 to $13.8 million, which include (1) a non-cash inventory impairment charge of approximately $6.0 to $7.0 million, (2) one-time termination costs of approximately $0.6 to $0.7 million, (3) non-cash intangible impairment charges of $2.0 to $3.5 million and (4) other charges of approximately $2.0 to $2.6 million. The Company plans to recognize $6.0 to $7.0 million of these charges in the second fiscal quarter ended December 31, 2012 and the remaining charges in the third and fourth quarters of fiscal 2013. Approximately $2.7 to $2.9 million of the estimated charges are likely to result in future cash expenditures.

Item 2.06. Material Impairments.

In connection with the Restructuring, and as a result of actions taken to generate liquidity, management concluded under generally accepted accounting principles applicable to the Company that impairment charges of approximately $8.0 to $10.5 million, which are included in Item 2.05 above, would be required. These charges are a result of marketing certain inventories more aggressively than historical averages in order to accelerate demand, and the decision to exit product offerings under proprietary trade names and trade brands, which result in the undiscounted cash flows being less than the carrying value of the assets. The Company does not expect these charges to result in future cash expenditures. The information in Item 2.05 of this Current Report on Form 8-K regarding the Restructuring is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated March 18, 2013.

This Current Report on Form 8-K contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in the Company's business and other characterizations of future events or circumstances are forward-looking statements. The Company has based these forward looking statements on management's current expectations about future events, estimates and projections about the industry in which the Company operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those suggested by these forward-looking statements for various reasons. For information about the factors that could cause such differences, please refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this report are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandy Brands Accessories, Inc.
Date: March 18, 2013	By:	/s/ N. RODERICK MCGEACHY, III N. Roderick McGeachy, III Chief Executive Officer